Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-51741) pertaining to the Harley-Davidson, Inc. Director Stock Plan;
(2)Registration Statement (Form S-8 No. 333-123405) pertaining to the Harley-Davidson, Inc. 2004 Incentive Stock Plan;
(3)Registration Statement (Form S-8 No. 333-166549) pertaining to the Harley-Davidson, Inc. 2009 Incentive Stock Plan;
(4)Registration Statement (Form S-8 Nos. 333-181761) of Harley-Davidson, Inc. pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees;
(5)Registration Statement (Form S-8 No. 333-199972) pertaining to the Harley-Davidson, Inc. 2014 Incentive Stock Plan;
(6)Registration Statement (Form S-8 No. 333-231340) pertaining to the Harley-Davidson, Inc. pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees;
(7)Registration Statement (Form S-3 No. 333-238110) of Harley-Davidson, Inc. and the related Prospectus.
of our reports dated February 25, 2022 with respect to the consolidated financial statements and schedule of Harley-Davidson, Inc. and the effectiveness of internal control over financial reporting of Harley-Davidson, Inc., included in this Annual Report (Form 10-K) of Harley-Davidson, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 25, 2022